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                                POWER OF ATTORNEY

         KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Mitchell J. Nelson, Jason K. Horowitz, and Kelly Sutherland as such undersigned's true and lawful attorneys-in-fact to:

         1. Execute for and on behalf of the undersigned, in his capacity as a Director and/or Officer of FX Real Estate and Entertainment Inc. (the "Issuer"), any and all Form 3, Form 4 and Form 5 filings and any other forms or reports of the undersigned pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder;

         2. Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete, execute and timely file any such filings with the Securities and Exchange Commission and any national securities exchange or similar authority; and

         3. Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, such undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this power of attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

         The undersigned hereby grants to each above-named attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such undersigned might or could do if personally present, with full power of substitution or revocation, and hereby ratifies and confirms all that each above-named attorney-in-fact or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the above-named attorneys-in-fact, in serving in such capacity at the request of such undersigned, are not assuming any of such undersigned's responsibilities to comply with Section 16(a) of the Securities Exchange Act of 1934, as amended.

         This power of attorney shall remain in full force and effect as to the undersigned until the undersigned is no longer required to make any filing pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, unless earlier revoked by the undersigned in a signed writing delivered to any of the above-named attorneys-in-fact.
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         IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the date set forth below.

Dated: January 10, 2008

                                     FX REAL ESTATE AND ENTERTAINMENT INC.


                                     By: /s/ Harvey Silverman
                                         -----------------------
                                         Name: Harvey Silverman
                                         Title: Director